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                                                                     Exhibit 4.7

                      INVESTORS FINANCIAL SERVICES CORP.

                 Non-Employee Director Stock Option Agreement
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     Investors Financial Services Corp., a Delaware corporation (the "Company"), hereby grants as of the [GRANT DATE] to [NAME] (the "Director"), an option to purchase a maximum of [SHARES] shares (the "Option Shares") of its Common Stock, $.01 par value ("Common Stock"), at the price of [PRICE] per share, on the following terms and conditions:

     1.    Grant Under the 1995 Non-Employee Director Stock Option Plan.  This
           ------------------------------------------------------------
option is granted pursuant to and is governed by the Company's 1995 Non-Employee Director Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

     2.    Grant as Non-Employee Director Stock Option; Other Options.  This
           ----------------------------------------------------------
option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Director by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

     3.    Vesting of Option.  If the Director has continued to be retained as a
           -----------------
member of the Board by the Company on the following dates, the Director may exercise this option for the number of shares of Common Stock set opposite the applicable date:

     [GRANT DATE]                                          [VEST] shares

     On the [DAY] day of each of             an additional [VEST] shares
     the 47 months thereafter.

The foregoing rights are cumulative and, while the Director continues to be retained as a member of the Board by the Company, may be exercised on or before the date which is five years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Director ceases to be retained as a member of the Board by the Company.

     4.    Termination of Option Rights.
           ----------------------------

           (a)   Termination.  In the event the Director ceases to be a member
                 -----------
of the Board of the Company for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then
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vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 90 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 90 days have expired.

           (b)   Death; Disability.  In the event the Director ceases to be a
                 -----------------
member of the Board of the Company by reason of his or her death or permanent disability, any option granted to the Director shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the Director (or by the Director's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

     5.    Partial Exercise.  This option may be exercised in part at any time
           ----------------
and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid in order to permit the Director to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Director in accordance with the terms hereof.

     6.    Payment of Price.  The option price shall be paid in the following
           ----------------
manner:

           (a)   in cash or by check; or

           (b) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Common Stock and an instruction to the broker or selling agent to pay that amount to the Company.

     7.    Method of Exercising Option.  Subject to the terms and conditions of
           ---------------------------
this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Director and if the Director shall so request in the notice exercising this option, shall be registered in the name of the Director and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to
Section 5 hereof, by any person or persons other than the Director, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.
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     8.    Option Not Transferable.  This option is not transferable or
           -----------------------
assignable except by will or by the laws of descent and distribution or pursuant to a domestic relations order.

     9.    No Obligation to Exercise Option.  The grant and acceptance of this
           --------------------------------
option imposes no obligation on the Director to exercise it.

     10.   No Obligation to Continue Retention of Director.  Neither the Plan,
           -----------------------------------------------
this Agreement, nor the grant of this option imposes any obligation on the Company to continue the retention of the Director on the Board of Directors of the Company.

     11.   No Rights as Stockholder until Exercise.  The Director shall have no
           ---------------------------------------
rights as a stockholder with respect to the Option Shares until such time as the Director has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with
Section 8. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

     12.   Capital Changes and Business Successions.  The Plan contains
           ----------------------------------------
provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     13.   Withholding Taxes.  If the Company at its discretion determines that
           -----------------
it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Director hereby agrees that the Company may withhold from the Director's fees or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such fees or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Director on exercise of this option. The Director further agrees that, if the Company does not withhold an amount from the Director's fees or other remuneration sufficient to satisfy the withholding obligation of the Company, the Director will make reimbursement on demand, in cash, for the amount underwithheld.

     14.   Arbitration.  Any dispute, controversy, or claim arising out of, in
           -----------
connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.
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     15.   Provision of Documentation to Director.  By signing this Agreement
           --------------------------------------
the Director acknowledges receipt of a copy of this Agreement and a copy of the Plan.

     16.   Miscellaneous.
           -------------

           (a)   Notices:  All notices hereunder shall be in writing and shall
                 -------
be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

           (b)   Entire Agreement; Modification:  This Agreement constitutes the
                 ------------------------------
entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

           (c)   Severability:  The invalidity, illegality or unenforceability
                 ------------
of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

           (d)   Successors and Assigns:  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

           (e)   Governing Law:  This Agreement shall be governed by and
                 -------------
interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.



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     IN WITNESS WHEREOF, the Company and the Director have caused this instrument to be executed as of the date first above written.



                                       Investors Financial Services Corp.
                                       200 Clarendon Street
                                       Boston, MA 02116

-----------------------------
Director

                                       By:
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Print Name of Director


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Street Address                         Name


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City       State     Zip Code          Title